UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2018

TARGA RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34991	20-3701075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

811 Louisiana St, Suite 2100

Houston, TX 77002

(Address of principal executive office and Zip Code)

(713) 584-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2018, the Board of Directors (the “Board”) of Targa Resources Corp. (the “Company”) increased the size of the Board from ten members to eleven members and appointed Ms. Beth A. Bowman to the Board to fill the newly created position. Ms. Bowman was designated as a Class II Director, with a term expiring at the Company’s 2021 annual meeting of stockholders. The Board also appointed Ms. Bowman to the Risk Management Committee of the Board. In addition to her service on the Company’s Board, Ms. Bowman also serves on the board of directors of the general partner of Targa Resources Partners LP, all of the outstanding common units representing limited partner interests of which are owned by the Company.

There are no understandings or arrangements between Ms. Bowman and any other person pursuant to which Ms. Bowman was selected to serve as a director of the Company. There are no relationships between Ms. Bowman and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

As a non-employee director, Ms. Bowman will receive compensation in accordance with the Company’s policies for compensating non-employee directors, including awards under the Amended and Restated Targa Resources Corp. 2010 Stock Incentive Plan, as amended (the “Plan”), as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “Commission”) on March 29, 2018. On September 7, 2018, the Compensation Committee granted Ms. Bowman an award under the Plan of 771 shares of restricted stock (the “Restricted Stock Award”). The terms of the Restricted Stock Award are generally in accordance with the Form of Restricted Stock Agreement for Directors filed with the Commission on February 16, 2018 as Exhibit 10.13 to the Company’s Annual Report on Form 10-K. The Restricted Stock Award will become vested on September 7, 2019 contingent on Ms. Bowman’s continued service on the Board through such date.

In addition, on September 7, 2018, the Company entered into an indemnification agreement with Ms. Bowman (such agreement, the “Indemnification Agreement”). The Indemnification Agreement requires the Company to indemnify Ms. Bowman to the fullest extent permitted under Delaware law against liability that may arise by reason of her service to the Company, and to advance expenses incurred as a result of any proceeding against her as to which she could be indemnified. The description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Indemnification Agreement by and between Targa Resources Corp. and Beth A. Bowman, dated September 7, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGA RESOURCES CORP.

Dated: September 11, 2018	By:	/s/ Jennifer R. Kneale
Jennifer R. Kneale
Chief Financial Officer

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